UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AZTEK VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	33-1133537
(State of	(I.R.S. Employer
incorporation or organization)	Identification No.)

435 Martin Street, Suite 3080
Blaine, WA	98273
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-133295

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value of $0.001 Per Share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.001 par value per share, of Aztek Ventures Inc. (the “Registrant”) contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed initially on April 13, 2006 with the United States Securities and Exchange Commission (File No. 333-133295) is incorporated by reference into this Registration Statement.

ITEM 2. EXHIBITS.

Exhibit
Number	Description of Exhibits
3.1	Articles of Incorporation. (1)
3.2	Amendment to Articles of Incorporation. (1)
3.3	Bylaws, as amended. (1)
4.1	Form of Share Certificate. (1)
10.1	Purchase Agreement dated September 19, 2002 between Patricia L. Shore and Tekaz
Mining Corp. (1)
21.1	List of Subsidiaries. (1)

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form SB-2, as amended, originally filed on April 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AZTEK VENTURES INC.

Date: January 31, 2007

	By:	/s/ Curt White
CURT WHITE
President, Secretary and Treasurer
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)